CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47086) pertaining to the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan and Registration Statements on Form S-3 File Nos. 333-92144, 333-101061 and 333-103104, of our report dated February 10, 2003 with respect to the consolidated financial statements of Millennium Cell Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

New York, New York	/s/ ERNST & YOUNG LLP
March 14, 2003